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The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

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This free writing prospectus is not an offer to sell or a solicitation of any offer to buy nor shall there be any sale of the securities discussed in this free writing prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors.  Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk.  Investors should fully consider the risk of an investment in these securities.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

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This information in this communication is preliminary and is subject to completion or change.

Asset Backed Securities Corporation Home Equity Loan Trust, Series AEG 2006-HE1 - Price/Yield - M12

Balance	$10,467,000.00	Delay	0	Index	LIBOR_1MO | 4.54	WAC	7.813953	WAM	355
Coupon	7.040000	Dated	02/03/2006	Mult / Margin	1 / 2.50	NET	7.298953	WALA	2
Settle	02/03/2006	First Payment	02/25/2006	Cap / Floor	999 / 0

Disc Margin	Price
1,150	72.63255
1,160	72.38347
1,170	72.13542
1,180	71.88840
1,190	71.64242
1,200	71.39747
1,210	71.15353
1,220	70.91061
1,230	70.66870
1,240	70.42780
1,250	70.18790
1,260	69.94900
1,270	69.71109
1,280	69.47417
1,290	69.23823
1,300	69.00328
1,310	68.76929
1,320	68.53628
1,330	68.30423
1,340	68.07314
1,350	67.84301

WAL	4.25
Mod Durn	3.18
Principal Window	37 - 76

Shock(bps)
LIBOR_1MO	4.540
LIBOR_6MO	4.750
Prepay (UNKNOWN)	115 PPC
No Prepays
Lockout and Penalties	Exclude Penalties
Prepay Penalty Haircut	0
Prepay (LIBOR_6MO)	100 *ABSC_ARM_PPC
No Prepays
Lockout and Penalties	Exclude Penalties
Prepay Penalty Haircut	0
Optional Redemption	Call (Y)